Valeant Organization
J. Michael Pearson
Chairman & CEO
Howard Schiller
Chief Financial Officer
Rob Chai-Onn
General Counsel
Ryan Weldon
Company Group
Chairman
Brian Stolz
Chief Human
Capital Officer &
Administration
Laizer Kornwasser
Company Group
Chairman
• Tom Appio
North Asia
• Tanya Carro
Corporate Controller
• Andrew Howden
Australia, Southeast
Asia, India, S. Africa
• Jerry Janeczko
Information Technology
• Linda LaGorga
Treasurer
• Jeremy Lipshy
Tax
• Andrew Davis
Corporate Development
• Dennis Asharin
Supply Chain &
Procurement
• Open
Customer Service
• Jacques Dessureault
Canada
• Robert Polans
Managed Markets
• Steve Sembler
OraPharma, Neuro &
Other
• Asha Soto
Trade Relations
Seana Carson
Chief Compliance
Officer
Dan Wechsler
Company Group
Chairman
Tage Ramakrishna
Chief Medical
Officer
Pavel Mirovsky
President & GM
EMEA
• Dennis Asharin
Manufacturing
• Marcelo Barboza
Brazil & Argentina
• Open
Sales & Marketing
Surgical Equipment
• Richard D’Souza
R&D, Eye Care
• Craig Dashefsky
Commercial Ops
• Philip Gioia
Generics
• Joe Gordon
Consumer
• Calvin Roberts
CMO, Eye Care
• Javier Rovalo
Mexico
• Hemanth Varghese
Vision Care
• Open
Sales & Marketing
Pharma
• Open
Sales & Marketing
Surgical Lenses
• Charles Hahn
Professional Relations
• Vincent Ippolito
Aesthetics
• Craig Dashefsky
Commercial Operations
• Deborah Jorn
Marketing, Dermatology
• Robert Polans
Sales, Dermatology
• Tage Ramakrishna
R&D, Dermatology
Neuro and Other
• Preston Romm
Obagi
• John Connolly
Region 2
• Christos Kartalis
Region 3
• Open
Region 4
• Leszek Wojtowicz
Region 1
NOTE - Rod Unsworth, Mike Gowen, and Sue Hall have
agreed to stay on for the transition.
Laurie Little
Investor Relations
Exhibit 99.2